EXHIBIT 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO

AUSTRALIA, CANADA, SOUTH AFRICA OR JAPAN.

IDENTIVE PRICES COMMON STOCK OFFERING

SANTA ANA, Calif. and ISMANING, Germany, May 24, 2011 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced that it has priced its underwritten public offering in the United States of 7,843,137 shares of its common stock at a price to the public of $2.55 per share. The gross proceeds to Identive, before underwriting discounts and commissions and other offering expenses, from the sale of the shares is expected to be approximately $20,000,000. Cowen and Company, LLC and Morgan Joseph TriArtisan LLC are underwriters and joint book-running managers for the public offering. Identive also granted the underwriters a 30-day option to purchase up to 1,176,470 additional shares to cover over-allotments, if any. If the underwriters exercise their over-allotment option in full, gross proceeds from the offering, before underwriting discounts and commissions and other offering expenses, will be approximately $23,000,000. The offering is expected to close on May 27, 2011, subject to customary closing conditions. Identive intends to use the net proceeds it receives from the offerings fund continued growth, acquisitions, working capital and general corporate purposes.

Identive shares offered in the underwritten offering will be issued pursuant to an effective shelf registration statement that was previously filed with the SEC and was declared effective on May 3, 2011. A preliminary prospectus supplement related to the underwritten offering was filed with the SEC on May 23, 2011. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming part of the registration statement. Copies of the prospectus supplement and the accompanying prospectus relating to the underwritten public offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140) or Morgan Joseph TriArtisan LLC, 600 Fifth Avenue, 19th Floor, New York, NY 10020, Attn: Prospectus Department, Phone: 212-218-3970, Fax: 212-218-3705. An electronic copy of the prospectus supplement and the accompanying prospectus relating to the underwritten offering is available on the website of the SEC at www.sec.gov.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group provide products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. For additional info visit: www.identive-group.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Whether or not the offering described above is completed is dependent on such factors as market conditions and our ability to fulfill the required closing conditions. Additional information concerning other risks and uncertainties related to our business are included in our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the U.S. Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Identive, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The distribution of this announcement and the offering of Identive shares in certain jurisdictions may be restricted by law. No action has been taken by Identive or any other person that would permit an offering of such shares or possession or distribution of this announcement or any other offering or publicity material relating to such shares in any jurisdiction where action for that purpose is required. Persons into whose possession this announcement comes are required by Identive to inform themselves about, and to observe such restrictions.

Contacts
Darby Dye	AnnikaOelsner
+1 949 553-4251	+49 89 9595 5220
ddye@identive-group.com	aoelsner@identive-group.com